Exhibit 99.1

SHARE PURCHASE AGREEMENT

股权购买协议

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 22th day of October, 2021 by and between Goldenmountain Solution Inc. (“Buyer”), and Xiaojun Zhu and Rising Pilot, Inc. (“Sellers”).

本股份购买协议（“协议”）由 Goldenmountain Solution Inc.（“买方”）与朱晓军和Rising Pilot, Inc.（“卖方”）于 2021 年 10 月的 22 日签订。

WHEREAS, Xiaojun Zhu is the beneficially owner of 14,900,000 shares of common stock of China HGS Real Estate Inc., (“Company”) par value $0.001 per share (“Common Stock”) where he directly owns 7,900,000 shares of Common Stock and indirectly owns 7,000,000 shares of Common Stock via Rising Pilot, Inc.; and

鉴于，朱晓军实益持有 14,900,000 股China HGS Real Estate Inc.（“公司”）每股面值 0.001 美元的普通股（“普通股”），其中他在个人名下持有7,900,000股普通股，并通过Rising Pilot, Inc.间接持有7,000,000股普通股；和

WHEREAS, Buyer desires to purchase 14,900,000 shares of Common Stock of the Company (“Shares”) from Sellers and Sellers desires to sell the same to Buyer in accordance with the terms and conditions contained herein.

鉴于，买方希望从卖方处购买 14,900,000 股公司普通股（“股份”），卖方希望根据此处包含的条款和条件将其出售给买方。

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto hereby agree as follows:

因此，考虑到本协议所包含的前提，双方特此同意如下：

1. Recitals. The parties hereto acknowledge that the above recitals are true and accurate, and are incorporated herein by this reference.

陈述。双方承认上述陈述是真实和准确的，并通过引用并入本文。

2. Agreement to Purchase and Sell; Purchase Price. Sellers shall sell to Buyer and Buyer shall purchase from Sellers all of the Shares for an aggregate purchase price equal to the market value of the Shares as of the date of this Agreement (the “Purchase Price”). Within five business days of the date of this Agreement, Buyer shall deposit the Purchase Price in the account of the Sellers, as set forth in Exhibit A hereof.

买卖协议；购买价格。卖方应向买方出售所有股份，买方应以等于本协议签署日股份市场价值的总购买价格（“购买价格”）向卖方购买所有股份。在本协议签订之日起五个工作日内，买方应将购买价格存入 卖方的银行账户，如本协议附录A所述。

3. Closing; Closing Deliveries and Closing Conditions. Subject to the terms and conditions herein, the transfer of the Shares shall take place by the electronic exchange of documents, or at such other place or places as may be mutually agreed upon by all of the Parties, on or about October 22, 2021 (the “Closing Date”).

交割；交付和交割条件。根据此处的条款和条件，股份的转让应在 2021 年 10 月 22 日或前后通过电子文件交换或在所有各方相互同意的其他地点进行（“截止日期”）。

At the Closing, the following actions and occurrences will take place, all of which shall be deemed to have occurred simultaneously and no action shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered, until all actions are completed and all documents and certificates delivered:

交割时，将发生以下行为和事件，所有行为和事件均视为同时发生，不视为行为已完成，也不视为已交付任何文件或凭证，直至所有行为均已送达完成并交付所有文件和证书：

a.	Closing Deliverables. Sellers shall deliver, or cause to be delivered, to the Buyer the following documents:

交割递送。卖方应向买方交付或促使向买方交付以下文件：

(i)	Executed instruction letter to the transfer agent of the Company instructing transfer of the Shares to the name of Buyer or its designee(s); 向本公司的转让代理人发出指示信，指示将股份转让给买方或其指定人员；
(ii)	A current shareholder’s list reflecting Buyer’s beneficial ownership of the Shares; 反映买方对股份的实益拥有权的现有股东名单；
(iii)	The Company’s shareholder and director minutes and board resolutions since September 30, 2019. 公司自 2019 年 9 月 30 日起的股东和董事会议记录及董事会决议。

Items (i) – (iii) above are referred to collectively as the “Documents” which shall be delivered to the Buyer from the Sellers within five business days of the date of this Agreement. Buyer shall have up to five business days from its receipt of the Documents to conduct whatever due diligence Buyer and Sellers both deem appropriate to determine whether Buyer will proceed to close (the “Due Diligence Period”). Buyer may terminate the Agreement only if it finds that there are material risks in the Company during the Due Diligence Period and notifies Sellers its intention to terminate this Agreement, at which point the parties shall have no further obligation to one another.

上述 (i) – (iii) 项统称为“文件”，卖方应在本协议签订之日起五个工作日内将其交付给买方。买方应在收到文件后最多五个工作日内进行买方和卖方都认为合适的尽职调查，以确定买方是否将继续完成交易（“尽职调查期”）。买方只有在尽职调查期内发现公司存在重大风险并通知卖方终止本协议的意图时，方可终止本协议，此时双方不再相互承担任何义务。

b.             Payment of Purchase Price. Buyer shall deliver the Purchase Price to Sellers by wire transfer. Buyer shall bear the costs and expenses associated with this transaction, except for the attorney fees in connection with the preparation of this Agreement, which shall be borne by Sellers.

支付购买价格。买方将通过电汇向卖方交付购买价格。买方应承担与本次交易相关的成本和费用，但与准备本协议有关的律师费由卖方承担。

c.             Conditions to Closing. 交割条件。

(i)	Conditions to Buyer’s Obligation to Close. The Buyer’s obligation to consummate the purchase of the Shares hereunder is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

买方交割义务的条件。买方完成购买本协议项下股份的义务取决于在交割前或交割时满足以下各项条件：

a.	The representations and warranties of the Sellers were true and correct in all material respects when made and shall be true and correct in all material respects at the Closing as though made again at the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, including the date hereof, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

卖方的陈述和保证在作出时在所有重大方面都是真实和正确的，并且在交割时在所有重大方面都是真实和正确的，就像在交割日再次作出的一样（除非此类陈述和保证明确涉及较早的日期，包括本协议的日期，在这种情况下，此类陈述和保证在所有重大方面均应在该较早日期的所有重要方面真实和正确）；

b.	The Sellers shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects;

卖方应在交割前或交割时在所有重大方面履行并遵守本协议要求其履行或遵守的所有义务和契约；

c.	To the Sellers’s knowledge, no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of governmental authority, which enjoins or prohibits the consummation of this Agreement and shall be in effect;

就卖方所知，任何政府当局的法院均不得颁布、输入、颁布或执行任何法令、规则、条例、命令、法令或禁令，禁止或禁止完成本协议并应有效；

d.	To the Sellers’s knowledge, there shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental authority challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages;

据卖方所知，在任何法院或政府当局质疑或寻求限制或禁止完成本协议所设想的交易，或寻求获得任何物质损失；

e.	The Sellers shall have obtained in a timely fashion any all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement;

卖方应及时获得完成本协议拟进行的交易所需或适当的所有同意、许可和弃权；

f.	The closing deliverables set forth in Section 3(a) shall have been delivered to the Buyer.

第 3(a) 条中规定的最终交付物应已交付给买方。

(ii)	Conditions to the Sellers’s Obligation to Close. The Sellers’s obligation to consummate the sale of the Shares hereunder is subject to the fulfilment, prior to or at the Closing, of each of the following conditions:

卖方交割义务的条件。卖方完成本协议项下股份销售的义务取决于在交割前或交割时满足以下各项条件：

a.	The representations and warranties of the Buyer were true and correct in all material respects when made and shall be true and correct in all material respects at the Closing as though made again at the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, including the date hereof, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

买方的陈述和保证在作出时在所有重大方面都是真实和正确的，并且在交割时在所有重大方面都是真实和正确的，就像在交割日再次作出的一样（除非此类陈述和保证明确涉及较早的日期，包括本协议的日期，在这种情况下，此类陈述和保证在所有重大方面均应在该较早日期的所有重要方面真实和正确）；

b.	The Buyer shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects;

买方应在交割前或交割时在所有重大方面履行并遵守本协议要求其履行或遵守的所有义务和承诺；

4. Representations and Warranties of the Sellers. For purposes of this Section, the term “the Company” includes the Company and its subsidiaries. “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, limited liability companies, associations, joint ventures, of which the Company owns not less than 20% of the voting securities or other equity or of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. Sellers represent and warrant to Buyer that the following representations and warranties are true and complete in all material respects as of the date hereof, and except as otherwise stated herein, are true and complete in all material respects as of the Closing Date:

卖方的声明和保证。 就本节而言，“目标公司”一词包括目标公司及其子公司。 “子公司”是指所有公司、信托、合伙企业、有限责任公司、协会、合资企业，在前述子公司中，目标公司需拥有对该等子公司不少于 20% 的有表决权的证券或其他股权，或目标公司直接或拥有间接，通过拥有有投票权的股份、管理合同或其他方式来指导或影响子公司的管理和政策方向的权力。 卖方向买方声明并保证，以下陈述和保证在本协议签署之日均真实完整，除本协议另有说明外，在交割日前均真实完整：

a.             Authority; Due Authorization. To the Sellers’s knowledge, the Company is a corporation duly organized, validly existing and is in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Its subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions. This Agreement has been duly and validly executed and delivered by Sellers, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer’s obligations herein, will constitute, a legal, valid and binding obligation of the Sellers, enforceable against Sellers in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

权限; 正当授权。 目标公司是一家正式成立、有效存续且根据佛罗里达州法律良好存续的公司，并拥有持有物业及开展其目前正在进行的业务所需的公司权力。 其子公司根据其各自司法管辖区的法律正式组建、有效存续且良好存续。 本协议已由目标公司和卖方正式有效地签署和交付，并且买方一经签署和交付本协议以及买方一经履行买方在本协议中的义务，将构成对目标公司和买方合法、有效和具有约束力的义务，可根据其条款对卖方强制执行，除非此类强制执行可能受到破产法或其他影响债权人权利执行的法律或一般公平原则的限制。

b.             Title to Shares; Sellers’s Good Standing. Sellers represents that Sellers owns the Shares, which shall be fully paid for and non-assessable. Sellers is the sole record and beneficial owner of the Shares and have sole dispositive authority with respect to said Shares. Sellers has not granted any person a proxy with respect to the Shares that has not expired or been validly withdrawn. The sale and delivery of the Shares to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever, except for any restriction that may be imposed by applicable securities laws.

股份所有权； 卖方的良好存续。 卖方声明卖方拥有转让股份，该转让股份应已缴足股款且不可强征。卖方是转让股份的唯一记录和权益拥有人，对上述转让股份拥有唯一处置权。 卖方未就尚未到期或有效撤回的转让股份授予任何人代理权。 根据本协议向买方出售和交付转让股份将赋予买方合法和有效的转让股份所有权，不存在任何留置权、担保权益、不利索赔或任何性质的其他产权负担，但如受到适用的证券法约束则除外。

c.             Capitalization; Common Stock. To the Sellers’s knowledge, the Company has 50,000,000 authorized $0.001 par value shares of Common Stock, of which 25,617,807 are outstanding as of the date of this Agreement. All such issued and outstanding shares have been duly authorized, are validly issued, and are fully paid and non-assessable. The Company’s Common Stock is listed and traded on the Nasdaq Capital Market.

普通股。 截至本协议签署之日，目标公司拥有 50,000,000 股授权面值 0.001 美元的普通股，其中 25,617,807 股已流通。所有此类已发行和流通在外的股份均已获得正式授权、有效发行且已缴足股款且不可强征。目标公司的普通股在纳斯达克上市交易。

d.             Legal and Related Matters. Sellers represents and warrants to the knowledge of Sellers that there are no actions, suits, proceedings or investigations pending or currently threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of the Sellers to enter into this Agreement or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or currently threatened against the Company before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company.

法律及相关事宜。目标公司和卖方声明并保证不存在可能影响本协议有效性或卖方签订本协议或完成本协议拟进行交易的权利的针对目标公司或任何子公司的未决诉讼、诉讼或调查，据卖方所知，目前没有针对目标公司或任何子公司的威胁。在任何法院、政府机构、仲裁委员会或法庭都没有任何针对目标公司的未决诉讼、诉讼、程序或调查未决或目前受到威胁，也没有任何法院、政府机构的部门、委员会、代理机构、政府下属机构或仲裁员有任何判决、法令、禁令或命令对目标公司不利。

e.             Financial Condition of the Company. To the Sellers’s knowledge, the Company’s financial statements (the “Financial Statements”) fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments, if applicable. Except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise). Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

公司财务状况。 目标公司的财务报表（“财务报表”）公允反映了目标公司截至其中所示日期和期间的财务状况和经营成果，并在适用的情况下进行了正常的年终审计调整。 除财务报表所载外，目标公司并无重大负债（包括或有债务）。除财务报表所披露者外，目标公司并非任何其他人士、商号或公司的任何债务的担保人或赔偿义务人。目标公司在履行或遵守任何重要义务、协议、契约或条件，或者其他重要文书或协议中包含的重大契约、按揭、信托契约，或其他涉及公司财产的重大文书或协议的过程中均未违约。

f.              Shell Status. To the Sellers’s knowledge, the Company is not and has never been a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

壳状态。目标公司不是也从未是 1934 年《证券交易法》（经修订）第 12b-2 条定义的空壳公司。

g.             Compliance with Other Instruments. To the Sellers’s knowledge, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or of any instrument, judgment, order, writ, decree, or contract to which it is a party or to which it is bound, or of any provision of any federal or state statute, rule or regulation which may be applicable to it. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event that results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material license, permit, authorization, or approval applicable to the Company, its assets or properties.

遵守其他文书。 目标公司不违反其公司章程的任何规定，或不违反其作为一方或受其约束的任何文书、判决、命令、法令或合同，或任何可能适用于它的法律法规、规则或条例的规定。 本协议的签署、交付和履行不会导致违反规定、文书、判决、命令、法律或合同，或导致对目标公司的任何资产产生任何留置权、押记或产权负担的事件，或导致目标公司的任何重大证照、许可、授权或适用于目标公司的批准及其资产或财产被暂停、撤销、损害、没收或不续展。

h.             Properties and Liens. To the Sellers’s knowledge, except as reflected in the Company’s Financial Statements and except for mechanic’s and materialmen’s liens, lien’s for current taxes not yet delinquent, the Company owns free and clear of any liens, claims, charges options or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in said financial statements, unless subsequently sold or disposed of property in the ordinary course of business since the date of such statements. All real and personal property of the Company in in good operating condition and repair, ordinary wear and tear excepted.

财产和留置权。除了在目标公司的财务报表中反映的情况以及机械和重要人的留置权、尚未拖欠的当期税款留置权外，目标公司拥有没有任何留置权、索赔、收费选择权或其他产权负担，其所有有形和无形资产，真实的和个人的，无论是否反映在上述财务报表中，除非自此类报表发布之日起在日常业务过程中出售或处置财产。目标公司的所有不动产和个人财产均处于良好的运行状态和维修状态，正常磨损除外。

i.              Foreign and Other Practices. To the Sellers’s knowledge, the Company has not: (i) made any payment or provided services or other favors in the Unites States or any foreign country in order to obtain preferential treatment or consideration by any governmental entity with respect to any aspect of the Company’s business. Neither the Company nor any of its officer, directors, employees or agents has been or is the subject of an investigation by any governmental entity in connection with any such payment or provision of service.

外国和其他经营。目标公司未：(i) 在美国或任何外国支付任何款项或提供服务或其他好处，以获取任何政府实体在目标公司业务的任何方面的优惠待遇或对价。目标公司或其任何高级职员、董事、雇员或代理人均未曾或不是任何政府实体就任何此类付款或提供服务进行调查的对象。

j.              Compliance with Laws. To the Sellers’s knowledge, the Company’s business is not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule or regulation, judgment, decree, or order of any governmental entity, except for any violations or practices, which, individually or in the aggregate, have not had or will not have a material adverse affect on the Company or the operation of its business.

遵守法律。 根据任何政府实体的任何适用法律、规则或条例、判决、法令或命令，目标公司的业务并未违反或以可能导致责任的方式进行，但任何违反或实践的行为除外，这些行为单独或总体来说，没有或不会对目标公司或其业务经营产生重大不利影响。

k.             Related Party Transactions. To the Sellers’s knowledge, no employee, officer or director of the Company or their immediate family is indebted to the Company or committed to make loans or extend or guaranty credit to the Company. The Company is not indebted to any of its employees, officers or directors or to any member of their immediate family and the Company has not and is not committed to make loans or extend or guaranty credit to any such person.

关联方交易。目标公司的任何雇员、管理人员或董事或其直系亲属均不欠目标公司或承诺向目标公司提供贷款或提供或担保信贷。目标公司不欠其任何员工、高级职员或董事或其任何直系亲属的债务，并且目标公司没有也不承诺向任何此类人提供贷款或提供或担保信贷。

l.              Minute Books. To the Sellers’s knowledge, the Company’s minute books provided or to be provided to Buyer contain or will contain a complete summary of all meetings of directors and shareholders since September 30, 2019 and reflect all transactions referred to in such minutes accurately in all material respects.

会议记录。目标公司已或将提供给买方的会议记录包含或将包含自2019年9月30日以来所有董事和股东会议的完整摘要，并在所有重大方面准确反映此类会议记录中提及的所有交易。

m.            Disclosure. To the Sellers’s knowledge, no representation or warranty made by the Sellers herein or any document provided to Buyer by the Sellers in connection with this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts herein or therein not misleading in light of the circumstances under which they were furnished.

披露。卖方在此作出的陈述或保证或卖方提供给买方的与本协议有关的任何文件均不包含对重大事实的任何不真实陈述，或省略陈述在此或其中作出陈述或事实所需的重大事实根据提供它们的情况而产生误导。

n.             Nasdaq Compliance. To the Sellers’s knowledge, the Company has paid its annual fee for fiscal year 2021 to Nasdaq an has not received any deficiency notice from Nasdaq. To Sellers’s knowledge, the Company has filed with Nasdaq all required notification and applications.

纳斯达克合规。据卖方所知，公司已向纳斯达克支付了 2021 财务年的年费，并且没有收到纳斯达克的任何缺陷通知。据卖方所知，公司已向纳斯达克提交了所有必要的通知和申请。

o.             Reliance and Survival. The foregoing representations and warranties shall each survive the closing and are made by the Sellers with the knowledge and expectation that Buyer is placing reliance thereon.

依赖与生存。 上述陈述和保证均应在交割后继续有效，并且是由卖方在知道并期望买方依赖于此的情况下作出的。

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof and as of the Closing Date:

买方的声明和保证。 买方在此向卖方声明并保证，本第 5 条以下段落中的陈述截至本协议签署之日和交割日均是真实和完整的：

a.             Exempt Transaction. Buyer understands that the sale of the Shares is a privately negotiated transaction that involves the direct purchase of a stockholders shares in the Company and is also intended to be exempt from registration under the Securities Act of 1933 (the “Act”) and exempt from registration or qualification under any state law.

豁免交易。 方理解，转让股份的出售是私下协商的交易，涉及直接购买目标公司股东的股份，并且拟根据 1933 年《证券法》（“法案”）免于登记并根据任何州法律规定免于登记或注册资格。

b.             Authority. Buyer represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, and upon the execution and delivery by Sellers of this Agreement and the performance by Sellers of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

权限。 方声明拥有签订本协议的全部权力和权限。 本协议已由买方妥为有效地签署和交付，并且卖方一经签署和交付本协议以及卖方一经履行其在本协议中的义务，根据其条款将构成对买方强制执行的合法、有效和具有约束力的义务，除非这种强制执行可能受到破产法或其他影响债权人权利执行的法律或一般公平原则的限制。

c.             Investment Purpose. The Shares to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

投资目的。买方在本协议项下购买的转让股份将是为买方自己的账户投资而获得的，而不是作为代理人或代理人，也不是为了公开转售或分销，并且买方目前没有出售、授予任何参与的意图，或以其他方式分发。

d.             Buyer’s Due Diligence. Buyer has conducted its own due diligence with respect to the Company and the Company’s liabilities and believes it has enough information upon which to base an investment decision with respect to its purchase of the Shares and has been afforded the full opportunity to make inquiries to the Sellers or the Company relating to such purchase.

买方的尽职调查。买方已对目标公司及其负债进行了自己的尽职调查，并相信有足够的信息作为购买转让股份的投资决定的基础，并有充分的机会向卖方或目标公司提出与此类购买有关的质询。

e.             Investment Experience. The Buyer understands that the purchase of the Shares involves substantial risk. The Buyer (a) has experience as a purchaser in securities of companies in the development stage and acknowledges that it can bear the economic risk of Buyer’s investment in the Shares and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Shares, to protect Buyer’s own interests in connection with the investment, and to make an informed investment decision with respect thereto.

投资经验。 买方理解购买转让股份涉及重大风险。 买方 (a) 具有作为处于发展阶段的公司证券的买方的经验，并承认其可以承担买方投资于转让股份的经济风险，并且 (b) 在财务、税务和商业事务方面具有此类知识和经验以使买方能够评估投资于转让股份的优点和风险，以保护买方自身与投资相关的利益，并就此做出明智的投资决定。

f.              Restricted Securities. Buyer understands that the Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “Act”) inasmuch as they were originally acquired from the Company in a transaction not involving a public offering as provided in the Act, and applicable regulations thereunder.

受限证券。 买方理解，根据经修订的 1933 年证券法（“法案”），转让股份被定性为“受限证券”，因为它们最初是在不涉及该法案及其适用法规所规定的公开发售的交易中从目标公司获得的。

g.             Reliance and Survival. The foregoing representations and warranties shall each survive the Closing and are made by the Buyer with the knowledge and expectation that Sellers are placing reliance thereon.

依赖与生存。 上述陈述和保证均应在交割后继续有效，并且是由买方在知道并期望卖方依赖于此的情况下作出的。

6. [Intentionally Omitted]

7. Action At or Following the Closing.

交割时或交割后的行动

a.     At the Closing, Sellers shall cause the transfer agent of the Company to complete the transfer of the Shares to the Buyer.

交割时，卖方应促使本公司的转让代理人完成向买方的股份转让。

b.     The Buyer shall transfer the Purchase Price to the Sellers’s designated account, as set forth in Exhibit A hereof.

买方应将购买购买价格转入卖方指定的账户，如本协议附录A所述。

8. Governing Law; Arbitration; Attorneys Fees; Attorneys; Expenses. This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of New York to the rights and duties of the Parties hereunder. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any Party with notice to the other Party. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 8) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 8. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute; the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of New York. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English. All parties acknowledge and agree that: (a) the parties are executing this Agreement voluntarily and without any duress or undue influence; (b) the parties have carefully read this Agreement and have asked any questions needed to understand the terms, consequences, and binding effect of this Agreement and fully understand them; and (c) the parties have sought the advice of an attorney of their respective choice if so desired prior to signing this Agreement.

适用;法律仲裁;律师费;律师；花费。本协议以及与本协议的解释、有效性、执行和解释有关的所有问题均应受纽约州法律管辖并根据纽约州法律进行解释，而不会导致适用本协议的任何法律选择规则生效。除纽约国内法以外的任何司法管辖区的法律对本协议项下双方的权利和义务。因本协议或本协议的解释、违约、终止或有效性引起或与之相关的任何争议、争议或索赔，应根据任何一方的要求提交仲裁，并通知另一方。任何和所有争议、争议和索赔（临时限制令、初步禁令、永久禁令或其他衡平法救济的申请或根据第 8 条要求执行决议的申请除外）由以下原因引起、与之相关或与之相关本协议或本协议拟进行的交易（“争议”）应受本第 8 条的管辖。首先，一方必须向受此类争议影响的其他方提供任何争议的书面通知，该通知必须提供对争议事项的合理详细描述。涉及此类争议的各方应在受到此类争议的其他各方收到此类争议通知后的十 (10) 个工作日内寻求在友好的基础上解决争议； “解决期”）；前提是，如果任何争议如果在此类争议发生后六十 (60) 天内未作出决定，则可合理预期将变得毫无意义或无关紧要，则该争议将没有解决期。在解决期间未解决的任何争议可立即提交并最终根据美国仲裁协会（“AAA”）的商业仲裁规则（“AAA 程序”）的当时存在的快速程序通过仲裁解决）。涉及此类争议的任何一方均可在解决期之后将争议提交给 AAA 以启动诉讼程序。如果 AAA 程序与本协议发生冲突，则以本协议的条款为准。仲裁应由 AAA 指定的一名仲裁员在将争议提交给 AAA 后立即（但无论如何在五 (5) 个工作日内）进行，并为争议的每一方合理接受，该仲裁员应为一位在仲裁收购协议下的争议方面拥有丰富经验的商业律师。仲裁员应接受其任命并在其提名并被争议各方接受后立即（但无论如何在五 (5) 个工作日内）开始仲裁程序。程序应精简高效。仲裁员应根据纽约州的实体法对争议作出裁决。时间就是生命。各方应在确认指定仲裁员后二十 (20) 天内向仲裁员提交解决争议的建议。仲裁员有权命令任何一方做或不做任何符合本协议、附属文件和适用法律的事情，包括履行其合同义务；但仲裁员应仅限于根据上述权力下令（并且为避免疑义，应下令）相关方（或当事方，如适用）仅遵守其中一个或另一个建议。仲裁员的裁决应为书面形式，并应包括对仲裁员选择一项或另一项建议的理由的合理解释。仲裁地应在纽约州纽约县。仲裁语言为英语。各方承认并同意： (a) 各方自愿执行本协议，不受任何胁迫或不当影响； (b) 双方已仔细阅读本协议，并提出任何理解本协议的条款、后果和约束力所需的问题并充分理解； (c) 如果需要，双方在签署本协议之前已征求各自选择的律师的建议。

9. Termination. Neither Buyer nor Sellers may terminate this Agreement, except for a material breach or failure of a condition or requirement, on or before the Closing Date.

终止。 在检查期终止后，买方和卖方均不得在交割日或之前终止本协议，除非发生重大违约或条件或要求的失败。

10. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

继任者和受让人。 本协议的条款和条件应符合各方各自的继承人和受让人的利益并对其具有约束力，但买方不得转让或转让其在本协议下的任何权利或义务。

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed or emailed copy of this Agreement and signatures thereon shall be deemed an original.

副本。 本协议可以一式两份或多份执行，每份均视为原件，但所有这些副本应共同构成一份相同的协议。 本协议的传真或电子邮件副本及其签名应被视为原件。

12. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

标题。 本协议中使用的标题和标题仅为方便而使用，在解释或解释本协议时不应考虑。 本协议中对部分、段落、附件和附表的所有引用，除非另有规定，均指本协议的部分和段落以及随附的附件和附表，所有这些附件和附表均通过引用并入本文。

13. Indemnification.

补偿

(a) Upon receipt of notice thereof, Sellers shall indemnify, defend, and hold harmless the Buyer from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorneys fees and any costs of investigation that Buyer shall incur or suffer, that arise, result from or relate to: (i) any breach of, or failure by the Sellers to perform any of their representations, warranties, covenants, or agreements in this Agreement; and any other act or occurrence involving the Company that took place prior to the closing of this Agreement. Buyer shall promptly notify the Sellers in writing of the existence of any claim, demand, or other matter to which the Sellers’ indemnification obligations would apply, and shall give Sellers a reasonable opportunity to defend the same at their own expense and with counsel of their own selection, provided that Buyer shall all times also have the right to fully participate in the defense. If the Sellers, within a reasonable time after this notice, fail to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and, without the written consent of the Sellers, to compromise or settle the claim or other matter on behalf, for the account, and at the risk of the Sellers.

收到通知后，卖方应就下列的索赔、要求、责任、损害、缺陷、损失、义务、成本和费用（包括律师费和任何买方因以下原因而产生或遭受的调查费用）对买方进行补偿、为买方抗辩和免除买方责任：卖方违反或未能履行其在本协议中的任何陈述、保证、契约或协议；以及在本协议终止之前发生的涉及目标公司的任何其他行为或事件。买方应立即将适用于卖方赔偿义务的索赔、要求或其他事项以书面形式通知卖方，并应给予卖方合理的机会，由其自己选择的律师进行辩护，费用自付，前提是买方在任何时候也有充分参与抗辩的权利。如果卖方在在收到通知后的合理时间内未能抗辩，买方有权但无义务进行抗辩，无需经卖方书面同意，就索赔或其他事项达成和解，此风险由卖方承担。

(b) Upon receipt of notice thereof, Buyer shall indemnify, defend, and hold harmless the Sellers from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorneys fees and any costs of investigation that Sellers shall incur or suffer, that arise, result from or relate to: any breach of, or failure by the Buyer to perform any of his representations, warranties, covenants, or agreements in this Agreement; and any other act or occurrence involving the Company that took place following the closing of this Agreement. Sellers shall promptly notify the Buyer in writing of the existence of any claim, demand, or other matter to which the Buyer’s’ indemnification obligations would apply, and shall give Buyer a reasonable opportunity to defend the same at his own expense and with counsel of his own selection, provided that Sellers shall all times also have the right to fully participate in the defense. If the Buyer, within a reasonable time after this notice, fails to defend, Sellers shall have the right, but not the obligation, to undertake the defense of, and, without the written consent of the Buyer, to compromise or settle the claim or other matter on behalf, for the account, and at the risk of the Buyer.

收到通知后，买方应就下列的索赔、要求、责任、损害、缺陷、损失、义务、成本和费用（包括律师费和任何买方因以下原因而产生或遭受的调查费用）对卖方进行补偿、为买方抗辩和免除卖方责任：买方违反或未能履行其在本协议中的任何陈述、保证、契约或协议；以及在本协议终止之前发生的涉及目标公司的任何其他行为或事件。卖方应立即将适用于卖方赔偿义务的索赔、要求或其他事项以书面形式通知买方，并应给予买方合理的机会，由其自己选择的律师进行辩护，费用自付，前提是卖方在任何时候也有充分参与抗辩的权利。如果买方在收到通知后的合理时间内未能抗辩，卖方有权但无义务进行抗辩，无需经买方书面同意，就索赔或其他事项达成和解，此风险由买方承担。

14. Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both Sellers and Buyer.

修订和豁免。 本协议的修改以及对任何条款的义务作出免除（不论是通常情况还是特殊情况，不论是追溯性还是对未来义务的修改）必须经过买卖双方的书面同意。

15. Default. Upon a breach or default under this Agreement by any party, following the expiration of any cure period (if applicable) contained herein, the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting party, such defaulting party shall have the right to cure such default within 5 calendar days after receipt of notice in writing of such breach or default.

违约。 如果任何一方违反本协议，在本协议包含的补救期届满后，守约方应享有本协议或法律所赋予的所有权利和补救措施。 尽管有上述规定，如果任何一方在遵守或及时履行其在本协议项下任何义务方面发生违约，且守约方未豁免该义务，则该违约方应有权在收到违约书面通知后5 个日历日内纠正该违约。

16. Severability; Entire Agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms. This Agreement, together with all terms and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

可分割性。 整个协议。 如果本协议的一个或多个条款根据现行适用法律被认定为不可执行，则此类条款应从本协议中排除，协议的其余部分应按排除了此类条款后来解释，使得其余条款可以执行。 本协议连同本协议的所有条款和附表构成各方就本协议达成的完整协议和谅解，并取代各方之前有关本协议主题事项的所有谈判、通信、协议、谅解或义务。

17. Further Assurances. From and after the date of this Agreement, upon the request of either Buyer or Sellers, Buyer and Sellers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

进一步保证。 为确认、执行并充分实现本协议的意图和目的，自本协议签订之日起，应买方或卖方的要求，买卖双方应签署并交付为实现协议目的而合理必要的文书、文件或其他书面材料。

18. Broker’s Fees and Other Fees. The parties agree that Buyer shall pay any broker’s fees or other fees in connection with this transaction.

中介费用和其他费用。 各方同意，买方应支付本次交易有关的任何中介费或其他费用。

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

兹证明，本协议各方已于上文首次写明之日签署本协议。

Buyer:	Sellers:
买方：	卖方：

Goldenmountain Solution Inc.

/s/ Fuying Yan	/s/ Xiaojun Zhu
Fuying Yan	Xiaojun Zhu
Executive Director

Rising Pilot, Inc.

/s/ Xiaojun Zhu
Xiaojun Zhu
Director